Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 30, 2008, among SUGAR STEEL CORPORATION, an Illinois corporation (the “New Guarantor”), a wholly owned subsidiary of PNA GROUP, INC., a Delaware corporation (the “Company”), the Company, the Guarantors (as that term is defined in the Indenture) and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 15, 2006, providing for the issuance of the Company’s 10 3/4% Senior Notes due 2016 (the “Notes”), initially in the aggregate principal amount of $250,000,000;

WHEREAS pursuant to Section 4.20 of the Indenture, the Company must cause the New Guarantor to guarantee the Notes;

WHEREAS Section 10.9 of the Indenture provides that each Person that is required to become a Guarantor pursuant to Section 4.20 of the Indenture must execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor under the Indenture;

WHEREAS to evidence its Note Guarantee, simultaneously with the execution of this Supplemental Indenture, a notation of such Note Guarantee substantially in the form attached to the Indenture as Exhibit B shall be endorsed by the New Guarantor; and

WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees to unconditionally guarantee, jointly and severally with all existing Guarantors, the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.2 of the Indenture.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEE. The parties to this Supplemental Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantee, this Supplemental Indenture or the Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the New Guarantor and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

9. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUGAR STEEL CORPORATION

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

PNA GROUP, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

SMITH PIPE & STEEL COMPANY

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

INFRA-METALS CO.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

FERALLOY CORPORATION

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

DELNOR CORPORATION

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

DELTA STEEL, L.P.

By:	Delta GP, L.L.C., its general partner

	By:	/s/ Eva M. Kalawski
		Name:	Eva M. Kalawski
		Title:	Vice President & Secretary

By:	Delta LP, L.L.C., its limited partner

	By:	/s/ Eva M. Kalawski
		Name:	Eva M. Kalawski
		Title:	Vice President & Secretary

DELTA GP, L.L.C.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

DELTA LP, L.L.C.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

METALS SUPPLY COMPANY, LTD.

By:	MSC Management, Inc., its general partner

	By:	/s/ Eva M. Kalawski
		Name:	Eva M. Kalawski
		Title:	Vice President & Secretary

By:	PNA Group, Inc., its limited partner

	By:	/s/ Eva M. Kalawski
		Name:	Eva M. Kalawski
		Title:	Vice President & Secretary

MSC MANAGEMENT, INC.

By:	/s/ Eva M. Kalawski
	Name:	Eva M. Kalawski
	Title:	Vice President & Secretary

PRECISION FLAMECUTTING & STEEL, L.P.

By:	Precision GP Holding, LLC, its general partner

	By:	/s/ Eva M. Kalawski
		Name:	Eva M. Kalawski
		Title:	Vice President & Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Timothy Casey
	Name:	Timothy Casey
	Title:	Assistant Treasurer